SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2001

CYCH, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-27470	54-1725021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2759
Reston, Virginia 20195
 (Address of principal executive offices) (Zip Code)

(703) 464-3200
 (Registrant’s telephone number)

Item 3. Bankruptcy or Receivership.

     On November 7, 2001, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Order”) confirming the First Amended Liquidating Plan of Reorganization (the “Plan”) filed by CYCH, Inc., f.k.a. CyberCash, Inc. (“CYCH”) on September 28, 2001. In re: CYCH, Inc., f.k.a. CyberCash, Inc., et al, Case No. 01-00622 (MFW) (Bankr. D. Del.) March 2, 2001.

     Under the Plan, CYCH will liquidate its remaining assets and make distributions to its creditors and stockholders. CYCH will pay all allowed claims of its creditors in full plus interest calculated from the filing date. CYCH expects to begin making distributions to creditors holding allowed claims before the end of 2001. CYCH also expects to begin making distributions before the end of the year to stockholders of record on December 3, 2001. The transfer ledger for the CYCH stock will be closed on the record date, and the outstanding common stock will be exchanged for the right to receive liquidating dividends. Under the Plan, a plan administrator will manage the assets and liabilities remaining after the initial distributions. Further distributions to stockholders of record are possible in 2002.

     Pursuant to the Order, if there is any direct conflict between the terms of the Plan and the terms of the Order, the terms of the Order shall control.

     On November 9, 2001, CYCH issued a press release (the “Press Release”) announcing the Bankruptcy Court’s order confirming the Plan.

     As of November 9, 2001, the number of outstanding shares of CYCH common stock is 25,943,797. The total number of outstanding shares of CYCH from common stock equivalents is 11,452,602, consisting of (i) 4,064,352 shares from outstanding stock options and (ii) 7,388,250 shares from outstanding warrants.

     Copies of the Plan, the Order and the Press Release are attached to this report as Exhibits 2.1, 99.1 and 99.2, respectively.

Item 7. Financial Statements and Exhibits.

Exhibits
2.1	First Amended Liquidating Plan of Reorganization filed September 28, 2001

99.1	Order of the United States Bankruptcy Court for the District of Delaware confirming the Plan, dated November 7, 2001

99.2	Press Release dated November 9, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 23, 2001	CYCH, Inc.

/s/ Thomas LaHaye By: Thomas LaHaye Title: Vice President and Chief Financial Officer